Exhibit 99.1

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Stone Tan China Acquisition Corp.

We have audited the accompanying balance sheet of Stone Tan China Acquisition Corp. (a corporation in the development stage) as of October 19, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from January 24, 2007 (inception) to October 19, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stone Tan China Acquisition Corp. as of October 19, 2007, and the results of its operations and its cash flows for the period from January 24, 2007 (inception) to October 19, 2007, in conformity with United States generally accepted accounting principles.

/s/ GUMBINER SAVETT INC.

GUMBINER SAVETT INC.
Santa Monica, California
October 24, 2007

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

OCTOBER 19, 2007

ASSETS
Current assets:
Cash and cash equivalents	$121,104
Cash held in trust	236,815,000
Prepaid expenses	43,137
Total current assets	236,979,241
Total assets	$236,979,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$156,414
Deferred underwriting fees payable	8,400,000
Total current liabilities	8,556,414
Common stock subject to possible redemption – 8,999,999 shares at redemption value	68,524,192
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; authorized—1,000,000 shares; issued—none	—
Common stock, $0.0001 par value; authorized—139,000,000 shares; issued and outstanding—38,625,000 shares, inclusive of 8,999,999 shares subject to possible redemption	3,863
Additional paid-in capital	159,915,684
Deficit accumulated during the development stage	(20,812)
159,898,735
Less receivable from sale of unit purchase option to underwriters	(100)
Total stockholders’ equity	159,898,635
Total liabilities and stockholders’ equity	$236,979,241

See accompanying notes to financial statements.

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

PERIOD FROM JANUARY 24, 2007 (INCEPTION) TO OCTOBER 19, 2007

Operating expenses	$(15,019)
Interest income	7,194
Interest expense—stockholder	(12,987)
Net loss	$(20,812)
Net loss per common share—basic and diluted	$(0.00)
Weighted average number of common shares outstanding—basic and diluted	8,736,524

See accompanying notes to financial statements.

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM JANUARY 24, 2007 (INCEPTION) TO OCTOBER 19, 2007

					Receivable
				Deficit	from Sale
				Accumulated	of Unit
			Additional	During the	Purchase	Total
	Common Stock		Paid-in	Development	Option to	Stockholders’
	Shares	Amount	Capital	Stage	Underwriters	Equity
Balance, January 24, 2007 (Inception)	—	$—	$—	$—	$—	$—
Sale of common shares to initial stockholders at $0.003 per share	8,625,000	863	24,137	—	—	25,000
Sale of shares and warrants in private placement and public offering, net of cash offering costs of $17,781,361	30,000,000	3,000	228,415,639	—	—	228,418,639
Sale of unit purchase option to underwriters	—	—	100	—	(100)	—
Shares reclassified to “Common stock subject to possible redemption”	—	—	(68,524,192)	—	—	(68,524,192)
Net loss for the period from January 24, 2007 (inception) to October 19, 2007	—	—	—	(20,812)	—	(20,812)
Balance, October 19, 2007	38,625,000	$3,863	$159,915,684	$(20,812)	$(100)	$159,898,635

See accompanying notes to financial statements.

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

PERIOD FROM JANUARY 24, 2007 (INCEPTION) TO OCTOBER 19, 2007

Cash flows from operating activities:
Net loss	$(20,812)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in—
Prepaid expenses	(43,137)
Accounts payable and accrued expenses	165
Net cash used in operating activities	(63,784)

Cash flows from investing activities:
Increase in cash held in trust	(236,815,000)
Net cash used in investing activities	(236,815,000)

Cash flows from financing activities:
Proceeds from initial sale of common stock	25,000
Gross proceeds from private placement	6,200,000
Gross proceeds from public offering	240,000,000
Payment of offering costs	(9,225,112)
Proceeds from stockholder loan	500,000
Repayment of stockholder loan	(500,000)
Net cash provided by financing activities	236,999,888

Net increase in cash and cash equivalents	121,104
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$121,104

Cash paid for:
Interest	$12,821
Income taxes	$—

Supplemental schedule of non-cash investing and financing activities:
Deferred underwriting fees payable	$8,400,000
Offering costs payable	$156,249
Common stock subject to possible redemption	$68,524,192
Sale of unit purchase option to underwriters	$100
Fair value of unit purchase option issued to underwriters	$7,689,369

See accompanying notes to financial statements.

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 19, 2007

1. Organization and Proposed Business Operations

Stone Tan China Acquisition Corp. (the “Company”) was incorporated in Delaware on January 24, 2007 as a blank check company formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, or control through contractual arrangements, an operating business having its primary operations in the People’s Republic of China.

At October 19, 2007, the Company had not yet commenced any business operations and is therefore considered a “corporation in the development stage.”  All activity through October 19, 2007 relates to the Company’s formation and the initial public offering and private placement, as described below. The Company is subject to the risks associated with development stage companies. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to acquire an operating business was contingent upon obtaining adequate financial resources through a private placement in accordance with Regulation D under the Securities Act of 1933, as amended (the “Private Placement”), and an initial public offering (the “Public Offering”, and together with the Private Placement, the “Offerings”), which are discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offerings, although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include one or more operating businesses or assets with primary operations in the People’s Republic of China, and a “business combination” shall mean the acquisition by the Company of such a target business. There can be no assurances that the Company will be able to successfully effect a business combination.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Such cash and equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

Income Taxes

The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”), which establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities during the current and preceding years. SFAS 109 requires an asset and liability approach for financial accounting and reporting for income taxes.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 on January 24, 2007 (inception) did not have a material effect on the Company’s financial statements.

Loss Per Common Share

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Basic and diluted loss per common share are the same because all warrants and options outstanding are anti-dilutive. As of October 19, 2007, 41,200,000 shares of common stock issuable under outstanding options and warrants were excluded from such calculation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, cash held in trust, accounts payable and accrued expenses, and deferred underwriting fees payable approximate their respective fair values, due to the short-term nature of these items.

Share-Based Payments

The Company accounts for share-based payments pursuant to Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS 123R”). SFAS 123R requires all share-based payments, including grants of employee stock options to employees, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123R on January 24, 2007 (inception) and expects that it could have a material impact on the Company’s financial statements to the extent that the Company grants stock-based compensation in future periods.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

3. Private Placement and Public Offering

On October 19, 2007, the Company completed its Public Offering of 30,000,000 units at a price of $8.00 per unit. Each unit consisted of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant. An additional 4,500,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.50 per share commencing the later of the completion of a business combination with a target business, or October 15, 2008, and expires on October 15, 2011. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to date on which notice of redemption is given.

The Company paid the underwriters in the Public Offering an underwriting discount of 3.5% of the gross proceeds and upon the consummation of a business combination, the underwriters will receive an additional underwriting discount equal to 3.5% of the gross proceeds. In the event of the exercise of the over-allotment option, the underwriters will receive with respect to the over-allotment units, an underwriting discount of 3.5% of the gross proceeds and upon the consummation of a business combination the underwriters will receive an additional underwriting discount equal to 3.5% of the gross proceeds. The Company also issued a unit purchase option, for $100, upon consummation of the Public Offering, to Morgan Joseph & Co. Inc. (“Morgan”) , the representative of the underwriters, to purchase up to a total of 2,500,000 units at $10.00 per unit. The units issuable upon exercise of this option are otherwise identical to those sold in the Public Offering, except that the exercise price of the warrants underlying the units is $7.00. This option is exercisable for cash, or on a cashless basis, commencing October 15, 2007 and expiring October 15, 2012. Since the warrants underlying the option are the same as the units sold in the Public Offering and expire October 15, 2011, if the option is exercised after such date, the holders of the option will only receive the common stock component of the units. The estimated fair value of this unit purchase option on the grant date was determined to be approximately $7,689,369 ($3.08 per unit) using a Black-Scholes option-pricing model with the following assumptions:  (1) expected volatility of 45.3%, (2) risk-free interest rate of 4.2%, (3) expected life of 5 years, and (4) dividend rate of zero. The Company accounted for the fair value of the unit purchase option as a cost of the Public Offering, resulting in a charge directly to additional paid-in capital, offset by an equal amount credited directly to additional paid-in capital. As a result, the net increase in shareholders’ equity from the issuance of the unit purchase option will be the $100 cash payment to be received by the Company. The option and warrants could expire worthless if there is no effective registration statement.

On October 19, 2007, the closing date of the Offerings, $236,815,000 ($7.89 per unit) of the proceeds of the Offerings, including $8,400,000 of contingent underwriting compensation which will be paid to Morgan if a business combination is consummated, but which will be forfeited in part if the public stockholders elect to have their shares redeemed for cash and in full if a business combination is not consummated, was placed in a trust account (the “Trust Account”) at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, and invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Company. However, up to $3,300,000 of the interest earned on the Trust Account will be released to the Company to fund working capital requirements as set forth in the Investment Management Trust Agreement. Therefore, unless and until a business combination is consummated, the proceeds held in the Trust Account (other than up to $3,300,000 of the interest earned and amounts necessary to pay taxes) will not be available for the Company’s use for any expenses related to the Offerings or expenses which may be incurred related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. The expenses that the Company may incur prior to consummation of a business combination may only be paid from the net proceeds of the Offerings not held in the Trust Account.

On October 19, 2007, prior to the consummation of the Public Offering, the Company’s founding stockholders purchased from the Company an aggregate of 6,200,000 warrants (the “Founder Warrants”) at $1.00 per warrant in a Private Placement. All Founder Warrants issued in the Private Placement were substantially identical to the warrants in the units sold in the Public Offering, except that:  (i) subject to certain limited exceptions, none of the Founder Warrants were transferable or salable until after the Company completes a business combination; and (ii) the Founder Warrants are not subject to redemption and are not exercisable on a cashless basis if held by the initial holders thereof. The $6,200,000 of proceeds from the sale of the Founder Warrants were added to the portion of the proceeds from the Public Offering held in the Trust Account pending completion of the Company’s initial business combination. The Company has determined, based on a review of the trading price of the public warrants of other blank check companies similar to the Company, that the purchase price of $1.00 per Founder Warrant was not less than the approximate fair value of such warrants on the date of issuance. Therefore, the Company did not record compensation expense upon the sale of the Founder Warrants.

After the Company signs a definitive agreement for the acquisition of a target business, it will submit such transaction for stockholder approval. In the event that holders of the shares sold in the Public Offering (the “Public Stockholders”) owning 30% or more of the outstanding stock sold in the Public Offering vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company’s stockholders prior to the Offerings, including the officer and directors of the Company (the “Initial Stockholders”), have agreed to vote their 8,625,000 founding shares of common stock in accordance with the vote of the majority of shares purchased in the Public Offering with respect to any business combination and to vote any shares they acquire in the Public Offering, or in the aftermarket, in favor of the business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any Public Stockholders who voted against the business combination may demand that the Company redeem their shares for a pro rata share of the Trust Account (inclusive of a pro rata portion of the contingent underwriting compensation of $0.28 per share). Accordingly, Public Stockholders holding approximately 29.99% of the aggregate number of shares sold in the offerings may seek redemption of their shares in the event of a business combination.

The Company’s Amended and Restated Certificate of Incorporation provide for mandatory liquidation of the Company on October 15, 2009, twenty-four months from the effective date of the Public Offering, without stockholder approval, unless the duration is extended or made permanent by an amendment to the Certificate of Incorporation authorized by the vote of holders of a majority of all outstanding shares entitled to vote.

4. Deferred Offering Costs

Deferred offering costs, which consist principally of legal fees and other fees and costs incurred through the balance sheet date in connection with the Offerings, were charged to additional paid-in capital upon the receipt of the capital raised.

5. Note Payable to Stockholder

On February 27, 2007, the Company issued an unsecured promissory note of $500,000 to one of its Initial Stockholders. The note bore interest at the rate of 4% per annum and was due and payable at the earlier of:  (i) February 26, 2008; or (ii) the date on which the Company consummated an initial public offering of its securities. The note, including related accrued interest of $12,821, was paid on October 19, 2007.

6. Common Stock

The Company was initially authorized to issue 39,000,000 shares of its common stock with a par value $0.0001 per share. On October 15, 2007, the authorized common shares were increased to 139,000,000 shares.

In February 2007, the Company’s Initial Stockholders subscribed to 1,562,500 shares of common stock for a total of $25,000. In April 2007, the Company effected a two-for-one stock split in the form of a stock distribution, which resulted in the issuance of an additional 1,562,500 shares to its Initial Stockholders. In May 2007, the Company effected a 1.15-for-one stock split in the form of a stock distribution, which resulted in the issuance of an additional 468,750 shares to its Initial Stockholders. In July 2007, the Company effected a three-for-one stock split in the form of a stock distribution, which resulted in the issuance of an additional 7,187,500 shares to its Initial Stockholders. In October 2007, the Company effected a two-for-three reverse stock split, which resulted in the reduction of 3,593,750 shares held by its Initial Stockholders. Also in October 2007, the Company effected a 1.2-for-one stock split in the form of a stock distribution, which resulted in the issuance of an additional 1,437,500 shares to its Initial Stockholders. The Company’s financial statements give retroactive effect to such stock splits.

The Initial Stockholders have agreed to forfeit, for no consideration, that number of shares, up to a maximum of 1,125,000 shares, necessary to ensure that the number of shares they hold prior to the Public Offering, exclusive of shares underlying the Founder Warrants, equals 20% of the outstanding shares of common stock after the Public Offering and the exercise, if any, of the underwriters’ over-allotment option.

In the event that holders of more than 20% of the shares of common stock sold in the Public Offering elect to redeem their shares, the Company’s Initial Stockholders have agreed to forfeit that number of shares (up to a maximum of 937,500 shares) that will result in them owning collectively no more than 23.81% of the Company’s outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption (without regard to any open market or co-investment unit purchases by the Company’s Initial Stockholders as described in Note 9).

7. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value $0.0001 per share, with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

8. Income Taxes

As of October 19, 2007, the Company recorded a deferred income tax asset of $7,076 for the period from January 24, 2007 (inception) to October 19, 2007. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

9. Commitments and Contingencies

The Company will not proceed with a business combination if Public Stockholders owning 30% or more of the shares sold in the Public Offering vote against the business combination and exercise their redemption rights. Accordingly, the Company may effect a business combination if Public Stockholders owning up to approximately 29.99% of the aggregate shares sold in the Public Offering exercise their redemption rights. If this occurred, the Company would be required to redeem for cash up to approximately 29.99% of the 30,000,000 shares of common stock included in the units, or 8,999,999 shares of common stock, at an expected initial per share redemption price of $7.89. However, the ability of stockholders to receive $7.89 per unit is subject to any valid claims by the Company’s creditors which are not covered by amounts held in the Trust Account or the indemnities provided by the Company’s officers and directors. The expected redemption price per share is greater than each stockholder’s initial pro rata share of the Trust Account of approximately $7.61 per share. Of the excess redemption price, approximately $0.28 per share represents a portion of the underwriters’ contingent fee, which they have agreed to forego for each share that is redeemed. Accordingly, the total deferred underwriting compensation payable to the underwriters in the event of a business combination will be reduced by approximately $0.28 for each share that is redeemed. The balance will be paid from proceeds held in the Trust Account, which are payable to the Company upon consummation of a business combination. Even if less than 30% of the stockholders exercise their redemption rights, the Company may be unable to consummate a business combination if such redemption leaves the Company with funds insufficient to acquire or merge with a business with a fair market value greater than 80% of the Company’s net assets at the time of such acquisition, which would be in violation of a condition to the consummation of the Company’s initial business combination, and as a consequence, the Company may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

The Company’s Initial Stockholders will enter into an agreement with Morgan pursuant to which they will place limit orders to purchase up to an aggregate of $10,000,000 of the Company’s common stock in the open market commencing 10 business days after the Company files its Current Report on Form 8-K announcing the execution of a definitive agreement for a business combination and ending on the business day immediately preceding the date of the meeting of stockholders at which a business combination is to be approved. Such open market purchases will be made in accordance with Rules 10b-18 and 10b5-1 under the Securities Exchange Act of 1934, as amended, at a price per share of not more than the per share amount held in the Trust Account (less taxes payable) as reported in such Form 8-K and will be made by a broker-dealer mutually agreed upon by the Company’s Initial Stockholders and Morgan in such amounts and at such times as such broker-dealer may determine, in its sole discretion, so long as the purchase price does not exceed the above-referenced per share purchase price. The Company’s Initial Stockholders have agreed to vote any such shares of common stock purchased in the open market in favor of the Company’s initial business combination, representing a possible maximum aggregate of 4.2% of the public shares entitled to vote on the business combination. They have agreed not to sell such shares unless a business combination is approved by the Company’s stockholders; however, they will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market if the business combination is not completed and the Company dissolves.

In the event purchases of $10,000,000 of the Company’s common stock cannot be completed through the open market purchases described above, the Company’s Initial Stockholders have agreed to purchase from the Company, in a private placement, units identical to the units offered hereby at a purchase price of $8.00 per unit until they have spent an aggregate of $10,000,000 in the open market purchases described above and this private purchase. The purchase of co-investment units will occur immediately prior to the Company’s consummation of a business combination, which will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by a majority of the Company’s public stockholders. The warrants included in the co-investment units will be exercisable on a cashless basis.

The Company has agreed to pay Pacific Millennium Holdings Corporation, an affiliate of the Company’s Chief Executive Officer, $7,500 per month for 24 months, for office space and reimbursement of general and administrative expenses, commencing on the date of the Public Offering and terminating upon the date the Company consummates a business combination or liquidates.

10. Registration Rights

The holders of the Company’s 8,625,000 issued and outstanding shares immediately prior to the completion of the Public Offering, the holders of the warrants to purchase 6,200,000 shares of common stock underlying the Founder Warrants sold in the Private Placement, and the holders of co-investment units are entitled to registration rights covering the resale of their shares and the resale of their warrants and shares acquired upon exercise of their warrants. The holders of the majority of these shares are entitled to make up to two demands that the Company register their shares, warrants and shares that they are entitled to acquire upon the exercise of warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after one year from the date of the consummation of the Company’s initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. The holders of the Founder Warrants are also entitled to require the Company to register for resale the shares underlying the Founder Warrants when such warrants become exercisable by their terms. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are released from the restrictions imposed by the lock-up agreements. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

In the event that a registration statement is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised.

The unit purchase option and its underlying securities have been registered in the registration statement for the Public Offering; however, the option also grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of the Public Offering. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders.